Birner Dental Management Services, Inc. Announces Earnings for 3Q 2011

DENVER, Nov. 14, 2011 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices and Vantage Dental Implant Center, announced results for the quarter and nine months ended September 30, 2011. For the quarter ended September 30, 2011, revenue decreased $557,000, or 3.5%, to $15.5 million. The Company's earnings before interest, taxes, depreciation, amortization, non-cash expense associated with stock-based compensation and discontinued operations ("Adjusted EBITDA") decreased $528,000, or 29.8%, to $1.2 million for the quarter ended September 30, 2011. Net income for the quarter ended September 30, 2011 decreased $111,000, or 23.0%, to $374,000 compared to $486,000 for the same period of 2010. Earnings per share decreased 23.8%, to $0.20 for the quarter ended September 30, 2011 compared to $0.26 for the quarter ended September 31, 2010.

For the nine months ended September 30, 2011, revenue increased $741,000 or 1.5%, to $49.0 million. The Company's Adjusted EBITDA decreased $1.3 million, or 23.8%, to $4.1 million for the nine months ended September 30, 2011. Net income for the nine months ended September 30, 2011 decreased 9.0% to $1.1 million compared to $1.2 million for the same period of 2010. Earnings per share decreased 9.9%, to $0.59 for the nine months ended September 30, 2011 compared to $0.65 for the nine months ended September 30, 2010. The nine months ended September 30, 2010 was impacted by a loss from discontinued operations of $296,000, or $0.16 per share, net of tax benefit.

Fred Birner, Chief Executive Officer, stated, "Our markets in general were softer during the third quarter 2011 relative to the third quarter 2010 and relative to the first two quarters of 2011, which affected both the Perfect Teeth dental offices and the Vantage Dental Implant Center."

During the first nine months of 2011, the Company had capital expenditures of $2.3 million, purchased 17,380 shares of its Common Stock for approximately $296,000 and paid out approximately $1.1 million in dividends to its shareholders while decreasing total bank debt outstanding by approximately $629,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 64 dental offices, of which 38 were acquired and 26 were de novo developments. The Company currently has 109 dentists. The Company operates its dental offices under the PERFECT TEETH® name. The Company also operates one Vantage Dental Implant Center in Denver, Colorado.

The Company previously announced it would conduct a conference call to review results for the quarter ended September 30, 2011 on Monday, November 14, 2011 at 9:00 a.m. MST. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-395-3237 and refer to Confirmation Code 6652746 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on November 14, the rebroadcast number is 1-888-203-1112 with the pass code of 6652746. This rebroadcast will be available through November 28, 2011.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see the last page of this release for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company's prospects and performance in 2011 and other future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2010		2011		2010		2011

REVENUE:	$ 16,049,646		$ 15,492,724		$ 48,243,182		$ 48,984,473

DIRECT EXPENSES:
Clinical salaries and benefits	8,970,172		8,767,612		27,445,532		27,716,934
Dental supplies	730,339		658,705		1,975,194		2,157,987
Laboratory fees	660,160		679,304		2,076,093		2,188,635
Occupancy	1,320,627		1,381,849		3,908,228		4,060,977
Advertising and marketing	226,083		758,776		707,422		1,944,036
Depreciation and amortization	630,139		633,200		1,788,269		1,860,980
General and administrative	1,422,274		1,364,070		4,019,773		4,398,635
	13,959,794		14,243,516		41,920,511		44,328,184

Contribution from dental offices	2,089,852		1,249,208		6,322,671		4,656,289

CORPORATE EXPENSES:
General and administrative	1,186,046	(1)	580,564	(1)	3,441,372	(2)	2,658,299	(2)
Depreciation and amortization	19,542		35,575		63,489		86,578

OPERATING INCOME	884,264		633,069		2,817,810		1,911,412
Interest expense, net	32,524		19,883		129,543		66,178

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	851,740		613,186		2,688,267		1,845,234
Income tax expense	366,217		239,141		1,155,924		719,641

INCOME FROM CONTINUING OPERATIONS	485,523		374,045		1,532,343		1,125,593

DISCONTINUED OPERATIONS (Note 9):
Operating (loss) attributable to assets disposed of	-		-		(250,125)		-
(Loss) recognized on dispositions	-		-		(268,598)		-
Income tax benefit	-		-		223,051		-

LOSS ON DISCONTINUED OPERATIONS	-		-		(295,672)		-

NET INCOME	$ 485,523		$ 374,045		$ 1,236,671		$ 1,125,593

Net income per share of Common Stock - Basic
Continuing Operations	$ 0.26		$ 0.20		$ 0.82		$ 0.61
Discontinued Operations	-		-		(0.15)		-
Net income per share of Common Stock - Basic	$ 0.26		$ 0.20		$ 0.67		$ 0.61

Net income per share of Common Stock - Diluted
Continuing Operations	$ 0.26		$ 0.20		$ 0.81		$ 0.59
Discontinued Operations	-		-		(0.16)		-
Net income per share of Common Stock - Diluted	$ 0.26		$ 0.20		$ 0.65		$ 0.59

Cash dividends per share of Common Stock	$ 0.20		$ 0.22		$ 0.60		$ 0.64

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,851,828		1,859,362		1,859,470		1,855,984

Diluted	1,893,082		1,914,075		1,899,203		1,917,594

(1)

Corporate expense - general and administrative includes $153,020 of stock-based compensation expense pursuant to ASC Topic 718 and $84,348 related to a long-term incentive program for the quarter ended September 30, 2010 and $104,759 of stock-based compensation expense pursuant to ASC Topic 718 and ($162,828) related to a long-term incentive program for the quarter ended September 30, 2011.

(2)

Corporate expense - general and administrative includes $454,781 of stock-based compensation expense pursuant to ASC Topic 718 and $253,044 related to a long-term incentive program for the nine months ended September 30, 2010 and $238,415 of stock-based compensation expense pursuant to ASC Topic 718 and $0 related to a long-term incentive program for the nine months ended September 30, 2011.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
ASSETS	2010	2011
	**	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$ 406,208	$ 565,026
Accounts receivable, net of allowance for doubtful
accounts of $315,333 and $320,964, respectively	3,429,373	3,238,318
Deferred tax asset	207,530	207,530
Income tax receivable	435,800	-
Prepaid expenses and other assets	598,297	673,382

Total current assets	5,077,208	4,684,256

PROPERTY AND EQUIPMENT, net	5,123,934	6,099,171

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,941,931	11,314,166
Deferred charges and other assets	155,674	141,523
Notes receivable	167,420	155,406

Total assets	$ 22,466,167	$ 22,394,522

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,163,082	$ 2,163,348
Accrued expenses	2,410,689	1,981,921
Accrued payroll and related expenses	1,945,020	2,150,057
Income taxes payable	18,484	872,069
Current maturities of long-term debt	690,000	230,000
Liabilities related to discontinued operations	50,207	-

Total current liabilities	7,277,482	7,397,395

LONG-TERM LIABILITIES:
Deferred tax liability, net	1,265,436	1,265,436
Long-term debt, net of current maturities	3,747,017	3,578,040
Other long-term obligations	2,254,539	2,344,526

Total liabilities	14,544,474	14,585,397

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,850,716 and 1,847,405 shares issued and outstanding, respectively	493,638	436,435
Retained earnings	7,433,205	7,372,690
Accumulated other comprehensive loss	(5,150)	-

Total shareholders' equity	7,921,693	7,809,125

Total liabilities and shareholders' equity	$ 22,466,167	$ 22,394,522

** Derived from the Company’s audited consolidated balance sheet at December 31, 2010.

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding discontinued operations before income tax expense, depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2010	2011	2010	2011
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$485,523	$374,045	$1,236,671	$1,125,593
Add back:
Discontinued operations
(before income tax expense)	-	-	518,723	-
Depreciation and amortization - Offices	630,139	633,200	1,788,269	1,860,980
Depreciation and amortization - Corporate	19,542	35,575	63,489	86,578
Stock-based compensation expense	237,368	(58,069)	707,825	238,414
Interest expense, net	32,524	19,883	129,543	66,178
Income tax expense	366,217	239,141	932,873	719,641

Adjusted EBITDA	$1,771,313	$1,243,775	$5,377,393	$4,097,384